Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2014, with respect to the consolidated financial statements included in the Annual Report of Regado Biosciences, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Regado Biosciences, Inc. on Form S-8 (File No. 33-191672, effective October 10, 2013).

/s/ GRANT THORNTON LLP

Charlotte, North Carolina

March 12, 2014